Exhibit 99.1

Consolidated Communications Announces Second Quarter Financial Results; Delivers 93% Growth in Consumer Fiber Net Adds

●	Added 18,651 fiber net adds, an increase from 9,643 fiber net adds a year ago
●	Grew consumer fiber broadband revenue 58%[1] and increased ARPU 5.1%
●	Upgraded 57,438 locations to fiber Gigabit+ speeds; FttP coverage to approach approximately 50% of addressable market by year end
●	Entered agreement to sell non-core Washington assets for gross proceeds of $73 million
●	Announced business simplification and cost cutting initiatives that are expected to generate annualized cost savings of more than $30 million

MATTOON, Ill. – Aug. 8, 2023 – Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (the “Company” or “Consolidated”), a top 10 fiber provider in the U.S., today reported results for the second quarter of 2023.

“With an improved go-to-market strategy, we have great momentum, as evidenced by 18,651 consumer fiber net adds in the second quarter and nearly 7,000 overall consumer broadband net adds, representing 190% growth versus the first quarter,” said Bob Udell, president and chief executive officer at Consolidated. “We carried this momentum into July by adding nearly 7,300 consumer fiber subscribers in the month.”

Udell added, “As we move into the second half of the year, we’ll continue to build upon a fiber-first strategy across our consumer, commercial and carrier channels as we generate long-term revenue growth and deliver the most reliable services for our customers. We expect that our business simplification and cost savings initiatives will contribute over $30 million on an annualized basis to improve EBITDA and margins starting in the second half of 2023.”

____________________

1 Q2 2022 normalized for the divestitures of the Company’s Kansas assets, where applicable, which closed on Nov. 30, 2022. Refer to the tables contained in this press release for a reconciliation of all non-GAAP measures.

Second Quarter 2023 Results (compared to second quarter 2022 where applicable)

●	Revenue totaled $275.2 million, down 7.8% or 3.0% normalized[1].
●	Consumer fiber revenue was $29.6 million, up approximately 54% or 58% normalized[1], driven by strong operating metrics including 18,651 consumer fiber net adds and increased ARPU of 5.1%.
●	Consumer broadband revenue was $71.3 million, up 5.5% or 8.4% normalized[1].
●	Commercial data services revenue was $53.2 million, down 6.8% or up 0.5% normalized[1].
●	Carrier data-transport revenue was $31.2 million, down 13.9% or 5.1% normalized[1].
●	Other products and services revenue was $1.6 million, a decrease of $2.3 million, largely due to lower recognition of public private partnership construction projects.
●	Net loss was ($119.0 million). Adjusted EBITDA was $76.9 million.
●	Total committed capital expenditures were $164.4 million.

Operating expenses decreased $0.9 million versus the prior year driven by lower video programming costs and network access expense, in addition to the impact of the divestiture of the Kansas City operations on Nov. 30, 2022. The decline was mitigated by higher marketing and advertising expenses to drive growth and additional costs related to professional fees for customer service and process improvement initiatives.

Net interest expense was $36.9 million, an increase of $6.7 million versus the prior year, primarily as a result of higher interest on the term loan. The Company entered into a new three-year interest rate swap agreement for $500 million of its term loan debt, commencing upon the termination of its previous swap agreement. Including the new swap agreement, the Company has 77% of its total debt at a fixed rate through September 2026. As of June 30, 2023, the weighted average cost of debt was 6.72%.

Net loss in the second quarter of 2023, which includes an impairment loss of $77.8 million recorded in relation to the Washington assets held for sale, was ($119.0 million) compared to ($11.5 million) in the second quarter of 2022, which included $9.1 million of income from discontinued operations. Net loss per share was ($1.05) in the second quarter of 2023 as compared to ($0.10) in the second quarter of 2022. Adjusted diluted net income (loss) per share excludes certain items as outlined in the table provided in this release. Adjusted diluted net loss per share from continuing operations was ($0.28) compared to ($0.08) in the second quarter of 2022.

Capital Expenditures

Total committed capital expenditures were $164.4 million, driven by 57,438 new fiber passings added in the quarter, record second quarter fiber adds, seasonal infrastructure projects and pre-committed inventory purchases in support of future install and build activity.

Business Simplification and Cost Savings Initiatives

The Company has initiated a significant business simplification and cost savings initiative to further align and focus as a fiber-first provider, better serve its communities, generate efficiencies and drive improved margins. These actions are estimated to result in an annualized benefit of more than $30 million commencing in the second half of 2023.

Washington Divestiture

The Company entered into an agreement to sell its Washington assets for gross proceeds of $73 million, subject to the finalization of certain working capital and other post-closing purchase price adjustments, to Palisade Infrastructure in an all-cash transaction. This was a result of the Company’s ongoing strategic asset review and focus on its fiber expansion plans in its core regions. The transaction is expected to close in the second half of 2024. In the quarter, the Company recognized an impairment loss of $77.8 million associated with this transaction.

Capital Structure

As of June 30, 2023, the Company maintained liquidity with cash and short-term investments of approximately $203 million and $215 million of available borrowing capacity on the revolving credit facility, subject to certain covenants. The net leverage ratio for the trailing 12 months ended June 30, 2023, was 5.55x. The Company continues to balance its fiber build and growth initiatives with the timing of governmental broadband partnerships and its liquidity, which is being enhanced through recent actions, including cost savings initiatives and the sale of non-core assets.

Proposal by Searchlight Capital Partners

Discussions continue between the Special Committee of the Board of Directors and Searchlight Capital Partners regarding the non-binding proposal announced on April 13, 2023.

2023 Outlook

Consolidated Communications updated its guidance for capital expenditures and reaffirmed its guidance for all other metrics for the full-year 2023.

●Adjusted EBITDA is expected to be in a range of $310 million to $330 million.
●	Capital expenditures are expected to be approximately $495 million. Previous capital outlook was $425 million to $445 million.
●Cash interest expense is expected to be in a range of $145 million to $155 million.
●Cash income taxes are expected to be below $10 million.

Conference Call Information

Consolidated’s second quarter earnings conference call will be webcast today at 8:30 am ET. The webcast and materials will be available on Consolidated’s Investor Relations website at http://ir.consolidated.com. The live conference call dial-in number for analysts and investors is 888-440-5977, conference ID 8956400. A replay of the webcast, together with a transcript thereof, will be available on the website following the earnings conference call.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) is dedicated to moving people, businesses and communities forward by delivering the most reliable fiber communications solutions. Consumers, businesses and wireless and wireline carriers depend on Consolidated for a wide range of high-speed internet, data, phone, security, cloud and wholesale carrier solutions. With a network spanning nearly 59,000 fiber route miles, Consolidated is a top 10 U.S. fiber provider, turning technology into solutions that are backed by exceptional customer support. Learn more at consolidated.com.

Use of Non-GAAP Financial Measures

This press release, as well as the conference call, includes disclosures regarding “EBITDA,” “adjusted EBITDA,” “total net debt to last 12 month adjusted EBITDA ratio” or “Net debt leverage ratio,” “adjusted diluted net income (loss) per share,” and “Normalized revenue,” all of which are non-GAAP financial measures. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented. The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented with the reconciliation to net income (loss) from continuing operations. EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization on a historical basis.

We present adjusted EBITDA for several reasons. Management believes adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt). In addition, we have presented adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA, referred to as Available Cash in our credit agreement, is also a component of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt. The definitions in these covenants and ratios are based on Adjusted EBITDA after giving effect to specified charges. In addition, Adjusted EBITDA provides our board of directors with meaningful information, with other data, assumptions and considerations, to measure our ability to service and repay debt. We present the related “total net debt to last 12 month adjusted EBITDA ratio” or “Net debt leverage ratio” principally to help investors understand how we measure leverage and facilitate comparisons by investors, security analysts and others. Total net debt is defined as the current and long-term portions of debt and finance lease obligations less cash, cash equivalents and short-term investments, deferred debt issuance costs and discounts on debt. Our Net debt leverage ratio differs in certain respects from the similar ratio used in our credit agreement or against comparable measures of certain other companies in our industry. These measures differ in certain respects from the ratios used in our senior notes indenture.

These non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. In addition, the ratio of total net debt to last 12-month adjusted EBITDA is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes this ratio is useful as a means to evaluate our ability to incur additional indebtedness in the future.

We present the non-GAAP measure “adjusted diluted net income (loss) per share” because our net income (loss) and net income (loss) per share are regularly affected by items that occur at irregular intervals or are non-cash items. We believe that disclosing these measures assists investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry.

Forward-Looking Statements

Certain statements in this press release, including those relating to the current expectations, plans, strategies, anticipated financial results, contributions to EBITDA and margins as a result of business simplification and cost savings initiatives, and the timeline for and anticipated benefits related to the closing of the sale of certain Washington non-core assets in the second half of 2024, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies and anticipated financial results. There are a number of risks, uncertainties and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including: significant competition in all parts of our business and among our customer channels; our ability to adapt to rapid technological changes; shifts in our product mix that may result in a decline in operating profitability; public health threats, including the COVID-19 pandemic; continued receipt of support from various funds established under federal and state laws; disruptions in our networks and infrastructure and any related service delays or disruptions could cause us to lose customers and incur additional expenses; cyber-attacks may lead to unauthorized access to confidential customer, personnel and business information that could adversely affect our business; our operations require substantial capital expenditures and our business, financial condition, results of operations and liquidity may be impacted if funds for capital expenditures are not available when needed; our ability to obtain and maintain necessary rights-of-way for our networks; our ability to obtain necessary hardware, software and operational support from third-party vendors; substantial video content costs continue to rise; our ability to enter into new collective bargaining agreements or renew existing agreements; our ability to attract and/or retain certain key management and other personnel in the future; risks associated with acquisitions and the realization of anticipated benefits from such acquisitions; increasing attention to, and evolving expectations for, environmental, social and governance initiatives; unfavorable changes in financial markets could affect pension plan investments; weak economic conditions, and the other risk factors described in Part I, Item 1A of Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to us and speak only as of the date they are made. Except as required under federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements.

Investor and Media Contacts

Philip Kranz, Investor Relations
+1 217-238-8480

Philip.kranz@consolidated.com

Jennifer Spaude, Media Relations
+1 507-386-3765

Jennifer.spaude@consolidated.com

# # #

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$202,578	$325,852
Short-term investments	—	87,951
Accounts receivable, net	100,827	119,675
Income tax receivable	6,811	1,670
Prepaid expenses and other current assets	60,138	62,996
Assets held for sale	68,997	—
Total current assets	439,351	598,144

Property, plant and equipment, net	2,390,071	2,234,122
Investments	9,095	10,297
Goodwill	814,624	929,570
Customer relationships, net	29,772	43,089
Other intangible assets	10,557	10,557
Other assets	65,942	61,315
Total assets	$3,759,412	$3,887,094

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$50,306	$33,096
Advance billings and customer deposits	45,625	46,664
Accrued compensation	55,585	60,903
Accrued interest	18,175	18,201
Accrued expense	126,220	95,206
Current portion of long-term debt and finance lease obligations	16,821	12,834
Liabilities held for sale	3,297	—
Total current liabilities	316,029	266,904

Long-term debt and finance lease obligations	2,135,344	2,129,462
Deferred income taxes	241,873	274,309
Pension and other post-retirement obligations	120,756	123,644
Other long-term liabilities	46,172	47,326
Total liabilities	2,860,174	2,841,645

Series A Preferred Stock, par value $0.01 per share; 10,000,000 shares authorized, 477,047 and 456,343 shares outstanding as of June 30, 2023 and December 31, 2022, respectively; liquidation preference of $498,338 and $477,047 as of June 30, 2023 and December 31, 2022, respectively	349,971	328,680

Shareholders' equity:
Common stock, par value $0.01 per share; 150,000,000 shares authorized, 116,610,525 and 115,167,193 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	1,167	1,152
Additional paid-in capital	701,287	720,442
Accumulated deficit	(157,223)	(11,866)
Accumulated other comprehensive loss, net	(3,919)	(610)
Noncontrolling interest	7,955	7,651
Total shareholders' equity	549,267	716,769
Total liabilities, mezzanine equity and shareholders' equity	$3,759,412	$3,887,094

Consolidated Communications Holdings, Inc.

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net revenues	$275,162	$298,390	$551,288	$598,668
Operating expenses:
Cost of services and products	126,967	135,888	258,905	271,783
Selling, general and administrative expenses	83,565	75,510	164,849	148,795
Loss on impairment of assets held for sale	77,755	—	77,755	126,490
Loss on disposal of assets	2,384	—	5,688	—
Depreciation and amortization	79,538	72,543	157,237	144,893
Income (loss) from operations	(95,047)	14,449	(113,146)	(93,293)
Other income (expense):
Interest expense, net of interest income	(36,903)	(30,156)	(70,763)	(59,671)
Other income, net	5,410	3,099	8,168	6,441
Loss from continuing operations before income taxes	(126,540)	(12,608)	(175,741)	(146,523)
Income tax benefit	(18,448)	(2,017)	(30,688)	(16,836)
Loss from continuing operations	(108,092)	(10,591)	(145,053)	(129,687)

Discontinued operations:
Income from discontinued operations	—	9,821	—	17,884
Income tax expense	—	742	—	5,258
Income from discontinued operations	—	9,079	—	12,626

Net loss	(108,092)	(1,512)	(145,053)	(117,061)
Less: dividends on Series A preferred stock	10,704	9,802	21,291	19,400
Less: net income attributable to noncontrolling interest	161	203	304	318
Net loss attributable to common shareholders	$(118,957)	$(11,517)	$(166,648)	$(136,779)

Net income (loss) per common share - basic and diluted:
Loss from continuing operations	$(1.05)	$(0.18)	$(1.47)	$(1.33)
Income from discontinued operations	—	0.08	—	0.11
Net loss per basic and diluted common shares attributable to common shareholders	$(1.05)	$(0.10)	$(1.47)	$(1.22)

Consolidated Communications Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
OPERATING ACTIVITIES
Net loss	$(108,092)	$(1,512)	$(145,053)	$(117,061)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	79,538	72,543	157,237	144,893
Deferred income taxes	(19,020)	(1,266)	(31,259)	(11,826)
Cash distributions from wireless partnerships in excess of earnings	—	1,508	—	1,661
Pension and post-retirement contributions in excess of expense	(2,676)	(9,819)	(5,537)	(19,161)
Non-cash, stock-based compensation	2,388	2,833	3,187	5,032
Amortization of deferred financing costs and discounts	1,874	1,824	3,721	3,626
Loss on impairment of assets held for sale	77,755	—	77,755	126,490
Loss on disposal of assets	2,384	—	5,688	—
Other adjustments, net	(2,443)	(207)	(2,861)	(396)
Changes in operating assets and liabilities, net	(19,475)	(5,959)	4,441	8,247
Net cash provided by operating activities	12,233	59,945	67,319	141,505
INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(150,034)	(176,434)	(280,860)	(332,914)
Purchase of investments	—	—	—	(39,959)
Proceeds from sale of assets	6,509	1,720	6,801	1,794
Proceeds from business dispositions, net	—	—	—	26,042
Proceeds from sale and maturity of investments	90,000	60,800	91,623	126,554
Net cash used in investing activities	(53,525)	(113,914)	(182,436)	(218,483)
FINANCING ACTIVITIES
Payment of finance lease obligations	(4,007)	(2,183)	(7,121)	(4,524)
Share repurchases for minimum tax withholding	—	—	(1,036)	(114)
Net cash used in financing activities	(4,007)	(2,183)	(8,157)	(4,638)
Net change in cash and cash equivalents	(45,299)	(56,152)	(123,274)	(81,616)
Cash and cash equivalents at beginning of period	247,877	74,171	325,852	99,635
Cash and cash equivalents at end of period	$202,578	$18,019	$202,578	$18,019

Consolidated Communications Holdings, Inc.

Consolidated Revenue by Category

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Consumer:
Broadband (Data and VoIP)	$71,339	$67,592	$139,300	$133,503
Voice services	31,352	36,643	63,615	74,095
Video services	9,362	14,359	18,956	28,725
	112,053	118,594	221,871	236,323
Commercial:
Data services (includes VoIP)	53,230	57,113	106,364	115,008
Voice services	32,236	35,775	64,867	72,114
Other	10,378	11,287	20,134	22,847
	95,844	104,175	191,365	209,969
Carrier:
Data and transport services	31,224	36,263	64,147	69,748
Voice services	4,263	3,718	8,630	7,570
Other	313	354	663	745
	35,800	40,335	73,440	78,063

Subsidies	7,072	6,534	14,108	13,117
Network access	22,747	24,846	47,191	51,059
Other products and services	1,646	3,906	3,313	10,137
Total operating revenue	$275,162	$298,390	$551,288	$598,668

Consolidated Communications Holdings, Inc.

Consolidated Revenue Trend by Category

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Consumer:
Broadband (Data and VoIP)	$71,339	$67,961	$69,002	$69,641	$67,592
Voice services	31,352	32,263	34,314	36,444	36,643
Video services	9,362	9,594	11,876	13,552	14,359
	112,053	109,818	115,192	119,637	118,594
Commercial:
Data services (includes VoIP)	53,230	53,134	56,662	56,796	57,113
Voice services	32,236	32,631	34,676	35,484	35,775
Other	10,378	9,756	10,320	9,933	11,287
	95,844	95,521	101,658	102,213	104,175
Carrier:
Data and transport services	31,224	32,923	33,752	33,878	36,263
Voice services	4,263	4,367	3,685	3,517	3,718
Other	313	350	338	605	354
	35,800	37,640	37,775	38,000	40,335

Subsidies	7,072	7,036	13,078	7,187	6,534
Network access	22,747	24,444	26,308	27,277	24,846
Other products and services	1,646	1,667	1,965	2,305	3,906
Total operating revenue	$275,162	$276,126	$295,976	$296,619	$298,390

Consolidated Communications Holdings, Inc.

Reconciliation of Historical Revenue by Category to Normalized Revenue by Category

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022			June 30, 2022
	Historical	Adjustments (1)	Normalized	Historical	Adjustments (1)	Normalized
Consumer:
Broadband (Data and VoIP)	$67,592	$(1,788)	$65,804	$133,503	$(3,836)	$129,667
Voice services	36,643	(541)	36,102	74,095	(1,237)	72,858
Video services	14,359	(2,696)	11,663	28,725	(5,406)	23,319
	118,594	(5,025)	113,569	236,323	(10,479)	225,844
Commercial:
Data services (includes VoIP)	57,113	(4,140)	52,973	115,008	(8,369)	106,639
Voice services	35,775	(1,337)	34,438	72,114	(2,792)	69,322
Other	11,287	(286)	11,001	22,847	(587)	22,260
	104,175	(5,763)	98,412	209,969	(11,748)	198,221
Carrier:
Data and transport services	36,263	(3,352)	32,911	69,748	(3,640)	66,108
Voice services	3,718	(4)	3,714	7,570	(9)	7,561
Other	354	(2)	352	745	(3)	742
	40,335	(3,358)	36,977	78,063	(3,652)	74,411

Subsidies	6,534	—	6,534	13,117	(49)	13,068
Network access	24,846	(430)	24,416	51,059	(938)	50,121
Other products and services	3,906	(106)	3,800	10,137	(187)	9,950
Total operating revenue	$298,390	$(14,682)	$283,708	$598,668	$(27,053)	$571,615

Notes:

(1)	These adjustments reflect the removal of operating revenues for divestitures. We completed the sale of the Company's Ohio and Kansas assets on January 31, 2022 and November 30, 2022, respectively.

Consolidated Communications Holdings, Inc.

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Loss from continuing operations	$(108,092)	$(10,591)	$(145,053)	$(129,687)
Add (subtract):
Income tax benefit	(18,448)	(2,017)	(30,688)	(16,836)
Interest expense, net	36,903	30,156	70,763	59,671
Depreciation and amortization	79,538	72,543	157,237	144,893
EBITDA	(10,099)	90,091	52,259	58,041

Adjustments to EBITDA (1):
Other, net (2)	5,441	6,244	15,471	11,568
Pension/OPEB benefit	(931)	(2,964)	(2,072)	(5,947)
Loss on disposal of assets	2,384	—	5,688	—
Loss on impairment	77,755	—	77,755	126,490
Non-cash compensation (3)	2,388	2,833	3,187	5,032
Adjusted EBITDA from continuing operations	76,938	96,204	152,288	195,184
Investment distributions from discontinued operations	—	11,329	—	19,545
Adjusted EBITDA	$76,938	$107,533	$152,288	$214,729

Notes:

(1)	These adjustments reflect those required or permitted by the lenders under our credit agreement.
(2)	Other, net includes income attributable to noncontrolling interests, acquisition and non-recurring related costs, and certain miscellaneous items.
(3)	Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA.

Consolidated Communications Holdings, Inc.

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA Guidance

(Dollars in millions)

(Unaudited)

	Year Ended
	December 31, 2023
	Range
	Low	High
Loss from continuing operations	$(123)	$(105)
Add:
Income tax benefit	(43)	(37)
Interest expense, net	152	148
Depreciation and amortization	314	312
EBITDA	300	318

Adjustments to EBITDA (1):
Other, net (2)	12	14
Pension/OPEB benefit	(12)	(12)
Non-cash compensation (3)	10	10
Adjusted EBITDA	$310	$330

Notes:

(1)	These adjustments reflect those required or permitted by the lenders under our credit agreement.
(2)	Other, net includes income attributable to noncontrolling interests, dividend income, and certain miscellaneous items.
(3)	Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA.

Consolidated Communications Holdings, Inc.

Reconciliation of Total Net Debt to LTM Adjusted EBITDA Ratio

(Dollars in thousands)

(Unaudited)

June 30,
2023
Long-term debt and finance lease obligations:
Term loans, net of discount $7,868	$992,007
6.50% Senior secured notes due 2028	750,000
5.00% Senior secured notes due 2028	400,000
Finance leases	41,894
Total debt as of June 30, 2023	2,183,901
Less: deferred debt issuance costs	(31,736)
Less: cash, cash equivalents and short-term investments	(202,578)
Total net debt as of June 30, 2023	$1,949,587

Adjusted EBITDA for the 12 months ended June 30, 2023	$351,139

Total Net Debt to last 12 months Adjusted EBITDA	5.55x

Consolidated Communications Holdings, Inc.

Reconciliation of Loss Attributable to Common Shareholders from Continuing Operations to Adjusted Loss from Continuing Operations and Calculation of Adjusted Diluted Net Income (Loss) Per Common Share

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Loss from continuing operations	$(108,092)	$(10,591)	$(145,053)	$(129,687)
Less: dividends on Series A preferred stock	10,704	9,802	21,291	19,400
Less: net income attributable to noncontrolling interest	161	203	304	318
Loss attributable to common shareholders from continuing operations	(118,957)	(20,596)	(166,648)	(149,405)

Adjustments to loss attributable to common shareholders:
Dividends on Series A preferred stock	10,704	9,802	21,291	19,400
Integration and severance related costs, net of tax	1,314	802	3,962	1,604
Loss on impairment of assets held for sale	77,755	—	77,755	126,490
Loss on disposition of assets, net of tax	1,761	—	4,202	—
Non-cash interest expense for swaps, net of tax	(293)	(310)	(631)	(605)
Tax impact of non-deductible goodwill	(5,901)	(392)	(5,901)	(11,205)
Non-cash stock compensation, net of tax	1,764	2,094	2,354	3,720
Adjusted net loss from continuing operations	$(31,853)	$(8,600)	$(63,616)	$(10,001)

Weighted average number of common shares outstanding	113,050	111,697	112,995	111,694

Adjusted diluted net income (loss) per common share:
Adjusted net loss from continuing operations	$(0.28)	$(0.08)	$(0.56)	$(0.09)
Adjusted income from discontinued operations, net of tax	—	0.08	—	0.11
	$(0.28)	$0.00	$(0.56)	$0.02

Notes:

Calculations above assume a 26.13% effective tax rate for the three and six months ended June 30, 2023 and 26.07% effective tax rate for the three and six months ended June 30, 2022.

Consolidated Communications Holdings, Inc.

Key Operating Metrics

(Unaudited)

	2021					2022					2023
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2
Passings
Total Fiber Gig+ Capable Passings (1)(5)(6)	320,806	397,123	494,160	605,710	605,710	689,406	831,779	947,974	1,008,660	1,008,660	1,062,518	1,119,956
Total DSL/Copper Passings (2)(3)(5)(6)	2,421,292	2,347,816	2,255,556	2,146,377	2,146,377	2,059,025	1,920,214	1,807,381	1,617,077	1,617,077	1,564,889	1,509,875
Total Passings (1)(2)(3)(5)(6)	2,742,098	2,744,939	2,749,716	2,752,087	2,752,087	2,748,431	2,751,993	2,755,355	2,625,737	2,625,737	2,627,407	2,629,831
% Fiber Gig+ Coverage/Total Passings	12%	14%	18%	22%	22%	25%	30%	34%	38%	38%	40%	43%

Consumer Broadband Connections
Fiber Gig+ Capable (3)	74,495	77,521	81,539	86,122	86,122	93,812	103,455	115,598	122,872	122,872	135,209	153,860
DSL/Copper (2)(3)	323,507	315,959	309,122	298,442	298,442	286,338	277,758	266,314	244,586	244,586	234,653	222,969
Total Consumer Broadband Connections (2)(3)	398,002	393,480	390,661	384,564	384,564	380,150	381,213	381,912	367,458	367,458	369,862	376,829

Consumer Broadband Net Adds
Total Fiber Gig+ Capable Net Adds (7)	3,885	3,026	4,018	4,583	15,512	7,690	9,643	12,143	10,599	40,075	12,337	18,651
DSL/Copper Net Adds (7)	(7,240)	(7,548)	(6,837)	(10,680)	(32,305)	(8,544)	(8,580)	(11,444)	(10,783)	(39,351)	(9,933)	(11,684)
Total Consumer Broadband Net Adds (7)	(3,355)	(4,522)	(2,819)	(6,097)	(16,793)	(854)	1,063	699	(184)	724	2,404	6,967

Consumer Broadband Penetration %
Fiber Gig+ Capable (on fiber passings)	23.2%	19.5%	16.5%	14.2%	14.2%	13.6%	12.4%	12.2%	12.2%	12.2%	12.7%	13.7%
DSL/Copper (on DSL/copper passings)	13.4%	13.5%	13.7%	13.9%	13.9%	13.9%	14.5%	14.7%	15.1%	15.1%	15.0%	14.8%
Total Consumer Broadband Penetration %	14.5%	14.3%	14.2%	14.0%	14.0%	13.8%	13.9%	13.9%	14.0%	14.0%	14.1%	14.3%

Consumer Average Revenue Per Unit (ARPU)
Fiber Gig+ Capable	$64.87	$65.83	$64.64	$64.22	$64.55	$63.88	$64.95	$65.61	$67.14	$65.42	$67.51	$68.29
DSL/Copper	$47.72	$49.92	$51.32	$50.65	$50.06	$50.78	$52.36	$53.87	$53.55	$53.36	$53.21	$55.88

Churn
Fiber Consumer Broadband Churn (7)	1.3%	1.7%	1.4%	1.0%	1.3%	0.9%	1.1%	1.2%	1.1%	1.1%	1.0%	1.3%
DSL/Copper Consumer Broadband Churn (7)	1.4%	1.6%	1.9%	2.0%	1.7%	1.3%	1.6%	1.8%	1.7%	1.6%	1.5%	1.7%

Consumer Broadband Revenue ($ in thousands)
Fiber Broadband Revenue (4)	$14,120	$15,010	$15,422	$16,150	$60,702	$17,242	$19,218	$21,558	$24,016	$82,034	$26,136	$29,613
Copper and Other Broadband Revenue	51,633	52,967	53,182	50,833	208,615	48,669	48,374	48,083	44,986	190,112	41,825	41,726
Total Consumer Broadband Revenue	$65,753	$67,977	$68,604	$66,983	$269,317	$65,911	$67,592	$69,641	$69,002	$272,146	$67,961	$71,339

Consumer Voice Connections (3)	362,384	352,835	341,135	328,849	328,849	316,634	306,458	294,441	276,779	276,779	267,509	258,680

Video Connections (3)	73,986	70,795	66,971	63,447	63,447	58,812	55,225	51,339	35,039	35,039	32,426	28,934

Fiber route network miles (long-haul, metro and FttP)	47,364	48,727	50,405	52,402	52,402	54,239	56,093	57,498	57,865	57,865	57,569	58,836

On-net buildings (3)	13,910	14,253	14,625	14,981	14,981	15,446	15,618	15,715	14,427	14,427	14,520	14,735

Notes:

(1)	In Q1 2021, the Company launched a multi-year fiber build plan to upgrade 1.6 million passings or 70% of our service area to fiber Gig+ capable services. As of June 30, 2023, 111,296 of the targeted 225,000 passings for 2023 were upgraded to FttP and total fiber passings were ~1,119,956 or 43% of the Company's service area.
(2)	The sale of the non-core Ohio operations resulted in a reduction of approximately 5,658 DSL/Copper passings and 3,560 DSL/Copper broadband connections in the first quarter of 2022. Prior period amounts have not been adjusted to reflect the sale.
(3)	The sale of the net assets of our Kansas City operations in the fourth quarter of 2022 resulted in a reduction of approximately 135,144 DSL/Copper passings, 3,325 fiber broadband connections, 10,945 DSL/Copper broadband connections, 6,670 consumer voice connections, 13,425 video connections and 1,415 on-net buildings. Prior period amounts have not been adjusted to reflect the sale.
(4)	Fiber broadband revenue includes revenue from our Kansas City operations of approximately $0.3 million for the quarter ended December 31, 2022 and approximately $0.5 million for each of the quarters ended March 31, 2021 through September 30, 2022. Amounts have not been adjusted to reflect the sale.
(5)	Passings counts are estimates of single family units, multi-dwelling units, and multi-tenant units within consumer, small business and enterprise. These counts are based upon the information available at this time and are subject to updates as additional information becomes available.
(6)	When a passing is both fiber and DSL/Copper capable it is counted as a fiber passing.
(7)	Consumer Broadband net adds and churn have been normalized to reflect the divestitures of our Kansas City and Ohio operations.